UNISOURCE ENERGY CORPORATION

                             OFFER TO EXCHANGE ANY OR ALL

                    WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                            TUCSON ELECTRIC POWER COMPANY
                                         FOR
           WARRANTS EXPIRING IN 1999 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION
                                         AND
           WARRANTS EXPIRING IN 2000 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION


                                                       September 22, 1998

          To Warrant Holders:

               We are enclosing herewith a Prospectus Supplement, dated September 22, 1998 relating to the offer by UniSource Energy Corporation (the "Company") to exchange any and all outstanding warrants to purchase shares of common stock of Tucson Electric Power Company (the "TEP Warrants") for Warrants expiring in 1999 to purchase shares of common stock of the Company and Warrants expiring in 2000 to purchase shares of common stock of the Company, upon the terms and subject to the conditions set forth in the Company's Prospectus dated August 18, 1998, and the related Letter of Transmittal previously delivered to you (which together constitute the "Exchange Offer").

               PLEASE NOTE THAT THE EXCHANGE OFFER HAS BEEN EXTENDED AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 23, 1998, UNLESS FURTHER EXTENDED (THE "EXPIRATION DATE"). In cases where you hold TEP Warrants on behalf of beneficial owners, we urge you to contact your clients promptly.

               Additional copies of the enclosed material may be obtained from the Exchange Agent. Any questions relating to the Exchange Offer can be directed to the undersigned at (520) 884-3660 or to Donna Murphy, Investor Relations, UniSource Energy Corporation, 220 West Sixth Street, Tucson, Arizona 85701; telephone:
          (520) 884-3755.

                                        Very truly yours,

                                        UNISOURCE ENERGY CORPORATION



                                        By:
                                           ---------------------------
                                             Kevin P. Larson
                                             Assistant Treasurer